Exhibit 32.2

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the SARBANES-OXLEY ACT OF 2002

I, Stephen P. Jackson, Jr., certify that this annual report on Form 10-K of Remington Arms Company, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: April 2, 2007	/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary
(Principal Financial Officer)